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                                                                  EXHIBIT 5.01

                      [FENWICK & WEST LLP LETTERHEAD]



                           March 16, 1998

The Charles Schwab Corporation
101 Montgomery Street
San Francisco, California 94104

Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about March 16, 1998 (the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 1,700,000 shares of your Common Stock (the "STOCK"), reserved for issuance upon the exercise of options to be granted by you pursuant to your Employee Stock Incentive Plan.

     In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the exhibits filed as a part thereof;

     (2)  the prospectus prepared in connection with the Registration
          Statement;

     (3) the Plan and related form of Stock Option Agreement and Exercise Agreement;

     (4) the minutes of the meeting of the Board of Directors held on October 22, 1997 relating to the Plan that you have provided to us;

     (5)  the Company's Third Restated Certificate of Incorporation filed as
          Exhibit 3.7 to Form 10-Q for the period ending September 30, 1996;

     (6) the Company's Second Restated Bylaws filed as Exhibit 3.8 to Form 10-Q for the period ending September 30, 1996;

     (7) letter from Norwest Bank dated March 12, 1998 indicating total number of shares outstanding as of March 10, 1998;

     (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations; and

     (9) your registration statement on Form 8-A filed with the Commission on September 22, 1987.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have confirmed the continued effectiveness of the Company's registration under the

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The Charles Schwab Corporation
March 16, 1998
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Securities Exchange Act of 1934 as amended by a telephone call to the offices of the Securities and Exchange Commission and have confirmed your eligibility to use Form S-8.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that the up to 1,700,000 shares of the Stock that are reserved for issuance upon the exercise of options granted by you pursuant to your Employee Stock Incentive Plan, when issued and sold in the manner referred to in the Plan and the Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                       Very truly yours,

                                       FENWICK & WEST LLP


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